CODE OF ETHICS, INSIDER TRADING AND RELATED CONFLICTS

Implementation Date: October 2004

Most Recent Amendment Date: July 2014

I. Code of Ethics

Issue

Investment advisers are fiduciaries that owe their undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters

Rule 204A-1 under the Advisers Act requires each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding:

•	The adviser’s fiduciary duty to its clients;

•	Compliance with all applicable Federal Securities Laws;

•	Reporting and review of personal securities transactions and holdings;

•	Reporting of violations of the code; and

•	The provision of the code to all supervised persons.

Risks

In developing this policy and procedures, BCA considered the material risks associated with administering the code of ethics. This analysis includes risks such as:

•	Employees do not understand the fiduciary duty that they, and BCA, owe to clients.

•	Employees and/or BCA fail to identify and comply with all applicable Federal Securities Laws.

•	Employees do not report personal securities transactions.

•	Access person engages in various personal trading practices that wrongly make use of non-public information resulting in harm to clients or unjust enrichment to access person. (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the access person has control.)

•	Employees are able to cherry pick clients’ trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients’ accounts.

•	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for clients.

•	Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with BCA.

•	The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act.

•	Employees are not aware of what constitutes insider information.

•	Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if BCA wants to recommend the organization for investment or if the organization is one of BCA’s service providers.)

•	Employees use firm property, including research, supplies, and equipment, for personal benefit.

BCA has established the following guidelines to mitigate these risks.

Policies and Procedures

Fiduciary Standards and Compliance with the Federal Securities Laws

At all times, BCA and its employees must comply with the spirit and the letter of the Federal Securities Laws and the rules governing the capital markets. The CCO administers the Code of Ethics. All questions regarding the Code should be directed to the CCO. You must cooperate to the fullest extent reasonably requested by the CCO to enable (i) BCA to comply with all applicable Federal Securities Laws and (ii) the CCO to discharge his duties under the Compliance Manual.

All employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow employees. You must use reasonable care and exercise independent and objective professional judgment when conducting investment analysis, making investment recommendations, trading, promoting BCA’s services, and engaging in other professional activities.

We expect all employees to adhere to the highest standards with respect to any potential conflicts of interest with clients. As a fiduciary, BCA must act in its clients’ best interests. Employees must act with reasonable care and exercise prudent judgment. Neither BCA nor any employee should ever benefit at the expense of any client. Notify the CCO promptly if you become aware of any practice that creates, or gives the appearance of, a material conflict of interest.

Employees are generally expected to discuss any perceived risks, or concerns about BCA’s business practices, with their direct supervisor. However, if an employee is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to the CCO’s attention.

Distribution of the Code and Acknowledgement of Receipt

BCA will distribute the Code of Ethics to each employee upon the commencement of employment, annually, and upon any change to the Code of Ethics. Each BCA employee will acknowledge receipt in writing (Attachment 4-F). Any questions with respect to BCA’s Code of Ethics should be directed to the CCO and/or the President.

Personal Securities Transaction Policy

Employees may not purchase or sell any security in which the employee has a beneficial ownership unless the transaction occurs in an exempted security or the employee has complied with the Personal Security Transaction Policy set forth below.

Reportable Securities

BCA requires employees to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security, except:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end registered investment companies, other than funds advised or underwritten by BCA or an affiliate; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by BCA or an affiliate.

Exchange-traded funds or ETFs are somewhat similar to open-end registered investment companies. However, ETFs are Reportable Securities and are subject to the reporting requirements contained in BCA’s Personal Securities Transaction policy.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•	Securities held by members of employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Employees’ interests as a general partner in securities held by a general or limited partnership; and

•	Employees’ interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by employees of securities held by a trust:

•	Ownership of securities as a trustee where either the employee or members of the employees’ immediate family have a vested interest in the principal or income of the trust;

•	Ownership of a vested beneficial interest in a trust; and

•	An employee’s status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for the employee to revoke the trust.

Municipal and Corporate Bond Offerings

Employees with municipal and/or corporate bond securities in their personal accounts at the time of employment with BCA may hold or liquidate such positions with the pre-approval of the CCO. However, employees are prohibited from increasing such positions without pre-approval of the CCO. In addition, no employee shall acquire beneficial ownership of municipal or corporate bond securities without the pre-clearance of the CCO or President (with notification to the CCO). Employees require pre-clearance to liquidate any municipal or corporate bond securities acquired while an employee of BCA. Requests for pre-clearance for transactions of the CCO shall be reviewed by the President. Pre-clearance requests and approvals may be communicated via BCA email or by using the attached form. See Attachment 4-A for a copy of the Personal Trading Pre-Clearance Form

Transactions Exempt from Pre-Clearance Requirement

The following transactions are considered exempt transactions for purposes of the pre-clearance requirement:

•	Any transaction in an account over which the employee does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the employee, accounts of family members outside of the immediate family would not be subject to review.

•	Any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager.

•	Purchases of securities in DRIPS (dividend reinvestment plans).

•	Purchases of securities by the exercise of rights issued to holders of a class of securities on a pro-rata basis.

•	Acquisitions or dispositions of securities as a result of a stock dividend, stock split, or other corporation actions.

•	Purchases or sales of exchange-traded options on broadly-based indices (indices with average notional open interest during the preceding calendar quarter in excess of $1 billion).

From time to time, the CCO may exempt certain transactions on a trade-by-trade basis; however IPO’s and private placements are not exempt transactions.

Initial Public Offerings

BCA employees may acquire beneficial ownership of securities in an initial public offering with approved pre-clearance.

Employees shall complete BCA’s Limited Offering & IPO Request and Reporting Form. BCA shall maintain the forms in conjunction with the record-keeping rule.

See Attachment 4-B for a copy of the Limited Offering & IPO Request and Reporting Form.

Employees are encouraged to review FINRA Rule 5130 and discuss such with the CCO prior to the purchase and/or sale of any IPO.

Private Placements

Employees wishing to acquire beneficial ownership of securities in a private placement must seek written approval to do so from the CCO. In determining whether to grant the approval, the CCO will seek to determine whether or not the employee’s acquisition of the security precluded advisory clients from purchasing the security. In addition, the officer must determine that the investment was not being offered to the employee strictly by virtue of the employee’s position at BCA.

See Attachment 4-B for a copy of the Limited Offering & IPO Request and Reporting Form.

Reporting

For purposes of securities transaction reporting requirements below, Employees may submit duplicate brokerage statements for all accounts in which the employee has beneficial ownership in lieu of using the attached forms.

Initial Reporting

New employees are required to disclose all of their personal securities holdings (both public and private) not later than 10 days after the commencement of their employment. The reported initial holdings must be current as of a date not more than 45 days prior to the individual becoming an access person. BCA shall maintain these records in accordance with the record-keeping rule.

Employees are also required to disclose the name of any broker, dealer or bank with which they maintain an account in which any securities are held for their direct or indirect benefit.

Employees with no such accounts must file a No Reportable Holdings/Transactions Form certifying that they do not have any personal accounts in which they have a beneficial interest.

See Attachment 4-C for a copy of the Initial Reporting Form.

See Attachment 4-G for a copy of the No Reportable Holdings/Transactions Form.

Employees may submit duplicate Brokerage Statement in lieu of the Initial Reporting form for assets reported on the Brokerage Statement.

Quarterly Reporting

Employees may only personally trade securities through a registered broker/dealer or through a company sponsored DRIP. In lieu of the Quarterly transaction reporting form, each employee may provide BCA duplicate brokerage account statements no less frequently than 30 days after the end of each calendar quarter regardless of whether the employee engaged in reportable trades during the quarter. Transactions in private securities that do not appear on a brokerage statement must be submitted separately to BCA.

Employees with no reportable transactions during a Quarter must also file a No Reportable Holdings/Transactions Form certifying that the Employee did not conduct any personal transactions in their accounts.

See Attachment 4-D for copy of the Securities Transaction Reporting Forms.

See Attachment 4-G for a copy of the No Reportable Holdings/Transactions Form.

Annual Reporting

Existing employees are required to provide BCA with a complete list of securities holdings on an annual basis on or before January 30. The report shall be current as of not more than 45 days from the date the report is submitted. BCA shall maintain these records in accordance with the record-keeping rule.

Employees are also required to disclose the name of any broker, dealer or bank with which they maintain an account in which any securities are held for their direct or indirect benefit.

Employees without any personal securities holdings are required to file a No Reportable Holdings/Transactions Form certifying that the Employee does not have any personal accounts in which they hold a beneficial interest.

Employees may submit duplicate year end brokerage statements in lieu of the Annual Holdings form for assets reported on the Brokerage Statement.

See Attachment 4-E for a copy of the Annual Holdings Form.

See Attachment 4-G for a copy of the No Reportable Holdings/Transactions Form.

Trading and Review

Though not prohibited by this Personal Securities Transaction Policy, BCA does not expect its employees to engage in frequent short-term (60 days) trading. Except for limited circumstances and subject to pre-clearance approval, BCA forbids its employees to trade opposite of firm recommendations. BCA strictly forbids “front-running” client accounts, which is a practice generally understood to be employees personally trading ahead of client accounts.

CCO will review trades against custodian statements on a quarterly basis. The President will review the CCO’s trading reports. A written record will be maintained of the review date and result. If BCA discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the CCO and President to review the facts surrounding the transactions. This meeting shall help BCA to determine the appropriate course of action.

Reporting Violations and Remedial Actions

BCA takes the potential for conflicts of interest caused by personal investing very seriously. As such, BCA requires its employees to promptly report any violations of the Code of Ethics to the CCO. BCA’s management is aware of potential issues that may arise as a result of this requirement, and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics. BCA has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth below. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis. Sanctions are listed below.

BCA has implemented remedial actions that are designed to discourage its employees from violating the Personal Securities Transaction Policy. Employees should be aware that BCA reserves the right to impose varied sanctions on policy violators depending on the severity of the policy violation.

•	1st Violation – Verbal warning;

•	2nd Violation – Written warning that will be included in the employee’s file, and disgorgement of profits to a charity specified by the employee; and

•	3rd Violation – Written warning, disgorgement of profits to a charity and monetary fine to be donated to a charity specified by the employee; and

•	4th Violation – Possible termination of employment.

BCA shall maintain these violation records in accordance with the recordkeeping rule.

Disclosure of the Code of Ethics

BCA will describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All Client requests for BCA’s Code of Ethics should be directed to the CCO.

II. Insider Trading Policy

Issue

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, BCA has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of material non-public information; or

•	Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating material non-public information to others in breach of a fiduciary duty.

•	BCA‘s Insider Trading Policy applies to all of its employees. Any questions should be directed to the CCO and/or President.

Whom Does the Policy Cover?

This policy covers all of BCA‘s employees (“covered persons”) as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the covered person is an officer, director or 10% or greater stockholder and a partnership of which the covered person is a partner unless the covered person has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Advance knowledge of the following types of information is generally regarded as “material”:

•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements

•	New product/service announcements

•	Discovery or research developments

•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Bankruptcy or insolvency problems

•	Tender offers, stock repurchase plans, etc.

•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

BCA‘s employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to BCA’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between employees of BCA and other market participants and trading counterparties. Please consult with the CCO if you have questions about the appropriateness of any communications.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and President as soon as possible. From this point, the employee, CCO and President will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

•	Shall not engage in securities transactions of any company, except in accordance with BCA‘s Personal Securities Transaction Policy and the securities law.

•	Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

•	Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

•	Shall immediately report the potential receipt of non-public information to the CCO and President.

•	Shall not proceed with any research, trading, etc. until the CCO and President inform the employee of the appropriate course of action.

III. Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, BCA may determine that it is in its clients’ best interests for an employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of BCA can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between BCA and the outside organization, and that the employee does not communicate such information to other BCA employees in violation of the information barrier.

Similarly, BCA may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire BCA.

BCA employees are prohibited from engaging in such outside activities without the prior written approval from the CCO and/or President. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV.

IV. Gifts and Entertainment

Issue

Employees may generally give and receive gifts and entertainment, so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to influence the recipient.

Risks

In developing these policies and procedures, BCA considered the risk that employees would be improperly influenced by excessive gifts or entertainment. BCA also considered the risk that Employees would try to use gifts or entertainment to exert improper influence on another individual or entity. BCA established the following guidelines to mitigate these risks.

Policies and Procedures

Employees may not solicit investment opportunities, gifts or other gratuities from individuals seeking to conduct business with BCA, or on behalf of an advisory client. However, employees may accept gifts from a single giver in aggregate amounts not exceeding $200 annually, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the employee(s) are present. Employees must seek permission from the CCO to accept gifts and entertainment over $200 (either one single gift, or in aggregate on an annual basis) by completing the attached Gifts and Entertainment Report (Attachment 4-H). Gifts such as holiday baskets or lunches delivered to BCA’s offices, which are received on behalf of the Company, do not require reporting.

BCA and its employees are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must obtain approval to give gifts or entertainment in excess of $200 to any client, prospect, or individual or entity that BCA does, or is seeking to do, business with.

Employees should seek approval using the attached Gifts and Entertainment Report (Attachment 4-H)

Records and Reports

Records, reports, and statements will be kept in accordance with the requirements of the recordkeeping rule.

Attachment 4-A

Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to investing in an initial public offering, a private placement or a municipal bond or selling a private placement or municipal bond.

1.	Buy Sell Short

2.	Security

3.	Common Stock Option Debt Other

4.	If applicable, is the Equity a “New Issue”? Yes No

5.	Symbol

6.	Number of Shares/Contracts/Principal

7.	Brokerage Account Number Custodian

8.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

9.	Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than seven (7) days.

10.	Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than thirty (30) days if the security is held in a client account as of the date below.

11.	Any transaction described above has been reviewed to determine that it falls outside of the current investment guidelines for holdings in client accounts.

Employee	(PRINT NAME)

Signed	Date

By signing below, the individual verifies that the proposed transaction described above does not violate BCA’s Personal Securities Transaction Policy. Note: One signature is required for pre-clearance.

CCO	Date

President	Date

Attachment 4-B

Limited Offering & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:
(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this limited offering or IPO to profit improperly from my position as a BCA Employee;

2.	The investment opportunity did not arise by virtue of my activities on behalf of a BCA Client; and

3.	To the best of my knowledge, no BCA Clients have any foreseeable interest in purchasing this security.

Furthermore, by signing below, I certify that I have read the BCA Code of Ethics 2008 and believe that the proposed trade fully complies with the requirements of this policy. I understand BCA reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:	Signature:

Print Name:

Internal Use Only

             Approved                                                       Not Approved                                          Person Approving

Reasons Supporting Decision to Approve/Not Approve:

Attachment 4-C

Initial Reporting Form

Employee

Information submitted current as of

In accordance with BCA Personal Securities Transaction Policy, please provide a list of all securities in which you have a pecuniary interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

Attachment 4-C

Initial Reporting Form

In accordance with BCA Personal Securities Transaction Policy, please provide a list of all securities accounts in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

I certify that this form fully discloses all of the securities and account in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature	Date

Reviewed by:

Date of Review:

Attachment 4-D

BCA Quarterly Transaction Reporting Form

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if app.)	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

REPORTING EMPLOYEE:__________________________________________ FOR QUARTER ENDED __________________

SUBMIT TO THE COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER. USE ADDITIONAL SHEETS IF NECESSARY.

Signature	Date

Attachment 4-E

Annual Reporting Form

Employee (print name)

Information submitted current as of (print date)

In accordance with BCA’s Personal Securities Transaction Policy, please provide a list of all securities in which you have a pecuniary interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

Attachment 4-E

Annual Reporting Form

In accordance with BCA’s Personal Securities Transaction Policy, please provide a list of all securities accounts securities in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

I certify that this form fully discloses all of the securities and accounts in which I have a pecuniary interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature	Date

Reviewed by:

Date of Review:

Attachment 4-F

Code of Ethics Acknowledgement Form

I received and read the policy and procedures contained in the Code of Ethics, recognize that they apply to me and agree to comply in all respects with the procedures described therein for the duration of my employment with BCA.

Employee

(PRINT NAME)

Signature

Date

Attachment 4-G

Quarterly Transaction Report

No Reportable Holdings or Transactions

Name:

Date Submitted:

Quarter of Review:

During the period                                  through                                         , I certify that I held no reportable securities and had no reportable transactions.

Signature:

Attachment 4-H

Gifts and Entertainment Report

I seek permission to give/receive a gift/entertainment. (circle as applicable)

Describe the gift or entertainment:

Approximate cost or value (whichever is higher):

Third-party giver or recipient:

Describe the relationship between the third party and yourself and/or BCA:

If known, describe the reason that the gift or entertainment is being given or received:

List any other gifts or entertainment given by, or received from, the third party within the past 12 months, along with their approximate cost or value.

Is the recipient a union official or otherwise associated with a Taft-Hartley Fund? Yes / No

Signature	Date

Print Name

Reviewed by:

Signature	Date

Print Name